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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated January 13, 1999 included in National Health Realty, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



                                                 ARTHUR ANDERSEN LLP

Nashville, Tennessee
September 24, 1999